Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class E Subordinate Voting Shares, no par value and Class D Subordinate Shares, no par value, of Acreage Holdings, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing.

The undersigned agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

Dated:	February 14, 2022

/s/	Kevin P. Murphy	Murphy Capital, LLC
Kevin P. Murphy
		By:	/s/ Kevin P. Murphy
Kevin P. Murphy
President

Brendan McAloon Murphy Trust of 2018

By:	/s/ Colleen McAloon Murphy
Colleen McAloon Murphy
Trustee

Eamon John Murphy Trust of 2018

By:	/s/ Colleen McAloon Murphy
Colleen McAloon Murphy
Trustee

Maeve Ahern Murphy Trust of 2018

By:	/s/ Colleen McAloon Murphy
Colleen McAloon Murphy
Trustee

Murphy-McAloon Family Trust of 2018

By:	/s/ Colleen McAloon Murphy
Colleen McAloon Murphy
Trustee

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